EXHIBIT 10.2

MASTER SECURITY AGREEMENT

To:	LV Administrative Services, Inc., as Agent
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, NY 10017

Date: February 24, 2010

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), each of the undersigned parties (other than the Agent (as defined below)) and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to the Agent, for the ratable benefit of the Creditor Parties (as hereafter defined), a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Schedule B attached hereto, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.  All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC.  For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s (as hereafter defined) security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Master Security Agreement (as amended, modified, restated and/or supplemented from time to time, this “Agreement”) relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

2. The term “Obligations” as used herein shall mean and include (a) all debts, liabilities and obligations owing by Mr. Prepaid, Inc. (“Mr. Prepaid”) to any Creditor Party (as hereafter defined) arising under, out of, or in connection with that certain (i) Guaranty dated as of the date hereof executed by Mr. Prepaid in favor of the Creditor Parties (as amended, modified, restated and/or supplemented from time to time, the “Guaranty”), (b) all debts, liabilities and obligations owing by Rapid Link, Incorporated (“Rapid Link”) to any Creditor Party arising under, out of, or in connection with that certain Secured Term Note dated on or about the date hereof issued by Rapid Link to the Lenders (as amended, modified, restated and/or supplemented from time to time, the “Note”) and (c) all debts, liabilities and obligations owing by any Assignor and/or Debtor to any Creditor Party arising under, out of, or in connection with each of the other documents, instruments or agreements relating to or executed in connection with the foregoing (such other documents, instruments and agreements, together with the Guaranty and the Note, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to any Creditor Party, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor and/or Debtor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.  For purposes hereof, the following terms shall have the following meanings:  (a) “Creditor Party” shall mean Valens U.S. SPV I, LLC, Valens Offshore SPV II Corp., Laurus Master Fund, Ltd. (In Liquidation) (collectively, the “Lenders”) and Agent and (b) “Agent” shall mean LV Administrative Services, Inc. as administrative and collateral agent for Lenders.

3. Each Assignor hereby jointly and severally represents, warrants and covenants to Agent, for the benefit of the Creditor Parties, that:

(a)
it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule A, and each Assignor will provide the Agent thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;

(b)
its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A attached hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its legal name;

(c)
its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its organizational identification number;

(d)	it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e)
it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) Encumbrances securing the Obligations, (ii) Encumbrances securing indebtedness of each such Assignor not to exceed $50,000 in the aggregate for all such Assignors so long as all such Encumbrances are removed or otherwise released to the Agent’s satisfaction within ten (10) days of the creation thereof and (iii) Encumbrances identified on Schedule C hereto;

(f)
it will, at its and the other Assignors’ joint and several cost and expense, keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

(g)
it will not, without the Agent’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

(i)
the proceeds of each such disposition are used to acquire replacement Collateral which is subject to the Agent’s first priority perfected security interest, or are used to repay the Obligations or to pay general corporate expenses; or

(ii)	following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to the Agent to be held as cash collateral for the Obligations;

(h)
(i) it will insure or cause the Collateral to be insured in the Agent’s name (as an additional insured and lender loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent shall specify in amounts and under policies by insurers acceptable to the Agent and all premiums thereon shall be paid by such Assignor and the policies delivered to the Agent.  If any such Assignor fails to do so, the Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations; and

(ii) it will expressly agree that if additional loss payees and/or lender loss payees, other than the Agent, are named to the Collateral, the Agent will always be assigned to first lien position until all Obligations have been satisfied;

(i)	it will at all reasonable times allow the Creditor Parties or their respective representatives free access to and the right of inspection of the Collateral;

(j)
such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves the Agent and each other Creditor Party harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that the Agent and each other Creditor Party may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against the Agent, any other Creditor Party or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by the Agent’s or any Creditor Party’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); and

(k)
all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule B to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Agent of any commercial tort claim acquired by it and unless otherwise consented to in writing by the Agent, it shall enter into a supplement to this Master Security Agreement granting to the Agent a security interest for the ratable benefit of the Creditor Parties in such commercial tort claim, securing the Obligations.

4. Rapid Link hereby covenants to Agent, for the benefit of the Creditor Parties, that:

(a)
As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Rapid Link, Rapid Link’s audited financial statements with a report of independent certified public accountants of recognized standing selected by Rapid Link and acceptable to the Agent (the “Accountants”), which annual financial statements shall be without qualification and shall include each of Rapid Link’s and its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of Rapid Link’s and its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis, all in reasonable detail and prepared in accordance with generally accepted accounting principals, practices and procedures in effect from time to time in the United States of America (“GAAP”), together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of Rapid Link’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto;

(b)
As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Rapid Link, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of Rapid Link and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Rapid Link’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c)
As soon as available and in any event within twenty-five (25) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of Rapid Link and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Rapid Link’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

(d)
Promptly after (i) the filing thereof, copies, if any, of Rapid Link’s most recent registration statements and annual, quarterly, monthly or other regular reports which Rapid Link files with the Securities and Exchange Commission, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as Rapid Link shall send to its stockholders.

5. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Master Security Agreement:

(a)	any Obligation shall fail to be paid when due;

(b)
any covenant or any other term or condition of this Master Security Agreement or any other Document is breached in any material respect and such breach, to the extent subject to cure, shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;

(c)
any representation or warranty, or statement made or furnished to the Agent or any other Creditor Party under this Master Security Agreement or any other Document by any Assignor or on any Assignor’s behalf should prove to any time be false or misleading in any material respect on the date as of which made or deemed made;

(d)	the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i)	such loss is covered by insurance proceeds which are used to replace the item or repay the Agent; or

(ii)
said levy, seizure or attachment does not secure indebtedness in excess of $100,000 in the aggregate for all Assignors and such levy, seizure or attachment has been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

(e)
if any Assignor shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(f)	any Assignor shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

(g)
any Assignor directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of such Company or any interest therein, except as permitted herein;

(h)	if Mr. Prepaid attempts to terminate, or challenges the validity of, its liability under the Guaranty; or

(i)	an Event of Default shall have occurred under and as defined in any Document.

6. Upon the occurrence of any Event of Default and at any time thereafter, the Agent may declare all Obligations immediately due and payable and the Agent shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law.  Upon the occurrence of any Event of Default and at any time thereafter, the Agent will have the right to take possession of the Collateral and to maintain such possession on any Assignor’s premises or to remove the Collateral or any part thereof to such other premises as the Agent may desire.  Upon the Agent’s request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to the Agent at a place designated by the Agent.  The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and the Creditor Parties), with respect to such appointment without prior notice or hearing as to such appointment.  If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor’s address shown herein or at any address appearing on the Agent’s records for such Assignor.  Any proceeds of any disposition of any of the Collateral shall be applied by the Agent to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the Agent toward the payment of the Obligations in such order of application as the Agent may elect, and each Assignor shall be liable for any deficiency.  For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, the Agent shall have the immediate right to withdraw any and all monies contained in any deposit account in the name of any Assignor and controlled by the Agent and apply same to the repayment of the Obligations (in such order of application as the Agent may elect).  The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the Guaranty, under the Note or under any other Document shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

7. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, the Agent may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at the Agent’s option, debited by the Agent from any other deposit accounts in the name of any Assignor and controlled by the Agent.

8. Each Assignor hereby appoints the Agent, or any other Person whom the Agent may designate as such Assignor’s attorney, with power to:  (a)(i) execute any security related documentation on such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Assignor or on such Assignor’s behalf; (ii) to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; and (iv) to do all other things the Agent deems necessary to carry out the terms of Section 1 of this Master Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (i) endorse such Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (ii) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; (iii) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; (iv) do all other things necessary to carry out this Agreement, any other Ancillary Agreement and all other related documents; and (v) notify the post office authorities to change the address for delivery of such Assignor’s mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to such Assignor.  Each Assignor hereby ratifies and approves all acts of the attorney and neither the Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

9. No delay or failure on the Agent’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatsoever shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth, and no waiver by the Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion.  The Creditor Parties’ books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.  The Agent shall have the right to enforce any one or more of the remedies available to the Agent, successively, alternately or concurrently.  Each Assignor agrees to join with the Agent in executing such documents or other instruments to the extent required by the UCC in form satisfactory to the Agent and in executing such other documents or instruments as may be required or deemed necessary by the Agent for purposes of affecting or continuing the Agent’s security interest in the Collateral.

10. The Assignors shall jointly and severally pay all of the Agent’s and each other Creditor Party’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document.  The Assignors shall also jointly and severally pay all of the Agent’s and each other Creditor Party’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) the Agent’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of the Agent’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re appraisals of any property (real or personal) pledged to the Agent by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing.  The Assignors shall also jointly and severally pay the Agent’s and each other Creditor Party’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by the Agent or any other Creditor Party for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with the Agent or any other Creditor Party.  All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to the Agent shall be payable on demand and shall be secured by the Collateral.  If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and the Agent and/or any other Creditor Party on the other hand, which the Agent and/or any other Creditor Party is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold the Agent and each other Creditor Party harmless in respect of such taxes, and the Assignors will repay to the Agent or such other Creditor Party the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish the Agent and such other Creditor Party with indemnity therefor (or supply the Agent and such other Creditor Party with evidence satisfactory to it that due provision for the payment thereof has been made), the Creditor Parties may hold without interest any balance standing to each Assignor’s credit (if any) and the Agent shall retain its liens in any and all Collateral.

11. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  All of the rights, remedies, options, privileges and elections given to the Agent hereunder shall inure to the benefit of the Agent’s successors and assigns.  The term “Agent” as herein used shall include the Agent, any parent of the Agent’s, any of the Agent’s subsidiaries and any co-subsidiaries of the Agent’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

12. Each Assignor hereby consents and agrees that the state and federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and the Agent and/or any other Creditor Party, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that the Agent, each other Creditor Party and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude the Agent from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Agent.  Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

The parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Agent and/or any other Creditor Party, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

13. This Master Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

14. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a joinder agreement in form and substance satisfactory to the Agent, (y) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

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15. All notices from the Agent to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.

Very truly yours,

MR. PREPAID, INC.

By:
Name:
Title:

Address:

Attention:
Facsimile No.:

RAPID LINK, INCORPORATED

By:
Name:
Title:

Address:

Attention:
Facsimile No.:

AGREED AND ACKNOWLEDGED:

LV ADMINISTRATIVE SERVICES, INC.,
as Agent

By:
      Name:
      Title:

SIGNATURE PAGE TO MASTER SECURITY AGREEMENT

SCHEDULE A

Entity	Jurisdiction of Formation	Organizational Identification Number
Mr. Prepaid, Inc.	Florida	P07000031463
Rapid Link, Incorporated	Delaware	2986938

SCHEDULE B

COMMERCIAL TORT CLAIMS

None.

SCHEDULE C

PERMITTED ENCUMBRANCES

Lien in favor of Blackbird Corporation (“Blackbird”), the lien priorities with respect to which are governed by the terms of a Subordination Agreement dated as of February 24, 2010 by and among the Creditor Parties and Blackbird.